Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

        We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Adaytum, Inc. 1999 Stock Option Plan of our report dated March 28, 2002 (except note 14, as to which the date was May 24, 2002) with respect to the consolidated financial statements and schedule of Cognos Incorporated included in the Annual Report (Form 10-K) for the year ended February 28, 2002 filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
ERNST & YOUNG LLP

Ottawa, Canada
January 24, 2003